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                                                                    EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CALPINE CORPORATION


         FIRST. The name of the corporation is Calpine Corporation (the "Corporation").

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. (a) The Corporation is authorized to issue 110,000,000 shares of capital stock, $.001 par value. The shares shall be divided into two classes, designated as follows:

                  Designation of Class               Number of Shares
                  --------------------               ----------------
                  Common Stock                       100,000,000
                  Preferred Stock                     10,000,000
                                                     -----------
                           Total                     110,000,000

                 (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the Corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number

                                       1.
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of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make, alter or repeal any or all of the Bylaws of the Corporation; provided, however, that any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of Directors shall require the affirmative vote of a majority of the total number of Directors which the Corporation would have if there were no vacancies. In addition, new Bylaws may be adopted or the Bylaws may be amended or repealed by the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article FIFTH.

         SIXTH. (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

                (b) Special meetings of stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, or (ii) by the Chairman or the Secretary at the written request of a majority of the total number of Directors which the Corporation would have if there were no vacancies upon not fewer than 10 nor more than 60 days' written notice. Any request for a special meeting of stockholders shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of meeting.

                (c) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SIXTH.

         SEVENTH. (a) The number of Directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the Bylaws of this corporation, subject to this Article SEVENTH.

                  (b) The Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in

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number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1997, each initial Director in Class II shall hold office until the annual meeting of stockholders in 1998 and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1999. Notwithstanding the foregoing provisions of this Article SEVENTH, each Director shall serve until his successor is duly elected and qualified or until such Director's death, resignation or removal.

                 (c) In the event of any increase or decrease in the authorized number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which such Director is a member until the expiration of his current term, or his early resignation, removal from office or death and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equally as possible.

                 (d) Any Director or the entire Board of Directors may be removed by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                 (e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article SEVENTH.

         EIGHTH. (a) 1. In addition to any affirmative vote required by law, any Business Combination (as hereinafter defined) shall require the affirmative vote of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class (for purposes of this Article EIGHTH, the "Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

                     2. The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of the following clauses (A) through (E):

                                    (A) any merger or consolidation of the
Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

                                       3.
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                                            (B) any sale, lease, exchange,
mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                                            (C) the issuance or transfer by the
Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) constituting not less than five percent of the total assets of the Corporation, as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

                                            (D) the adoption of any plan or
proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                                            (E) any reclassification of
securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of the Corporation or any Subsidiary or (ii) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder.

                           (b) The provisions of section (a) of this Article
EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if such Business Combination has been approved by two-thirds of the whole Board of Directors.

                           (c) For the purposes of this Article EIGHTH:

                                    1. A "person" shall mean any individual,
firm, corporation or other entity.

                                    2. "Interested Stockholder" shall mean, in
respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the

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record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction

                                            (A) is or was, at any time within
two years prior thereto, the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

                                            (B) is an Affiliate or Associate of
the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of 15% or more of the then outstanding Voting Shares, or

                                            (C) is an assignee of or has
otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two years prior thereto beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                                    3. A "person" shall be the "beneficial
owner" of any Voting Shares

                                            (A) which such person or any of its
Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                                            (B) which such person or any of its
Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

                                            (C) which are beneficially owned,
directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

                                    4. The outstanding Voting Shares shall
include shares deemed owned through application of paragraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

                                    5. "Affiliate" and "Associate" shall have
the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Certificate of Incorporation (the "Exchange Act").

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                                    6. "Subsidiary" shall mean any corporation
of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Exchange Act) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 2 of this section (c) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           (d) A majority of the directors shall have the power
and duty to determine for the purposes of this Article EIGHTH on the basis of information known to them, (1) whether a person is an Interested Stockholder,
(2) the number of Voting Shares beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph 3 of section (c) or (5) whether the assets subject to any Business Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary constitutes not less than five percent of the total assets of the Corporation.

                           (e) Nothing contained in this Article EIGHTH shall be
construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                           (f) Notwithstanding anything contained in this
Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article EIGHTH.

         NINTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         TENTH. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification. This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Delaware law.

                                       6.